UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2013

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1612879
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia 30022
1-800-514-0186
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On November 18, 2013, Schweitzer-Mauduit International, Inc. (the “Company”) issued a press release announcing that it had entered into a definitive agreement to acquire DelStar, Inc. for a purchase price of $231.5 million in cash (subject to certain customary post-closing adjustments).
The Company has scheduled a conference call and simultaneous webcast for 8:30 a.m. Eastern Time on Tuesday, November 19, 2013 to discuss this transaction. The investor slides to be presented during the conference call are attached hereto as Exhibit 99.1. To access the live and/or archived event, access this link:
http://event.on24.com/r.htm?e=724483&s=1&k=581B8BA4E3EC876AB069EA6B29264A2C.
The call can be accessed by dialing 800-803-9108 or 706-758-2470 for international calls, with access code 13667573. The information contained in, or that can be accessed through, the Company’s website is not part of, and is not incorporated into, this Current Report on Form 8-K or other filings the Company makes with the U.S. Securities and Exchange Commission.
The foregoing information in this Item 7.01 (including the exhibit hereto) is being furnished under “Item 7.01. Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

The following exhibit is furnished herewith:

99.1	Investor presentation, dated November 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:/s/ Jeffrey A. Cook
Jeffrey A. Cook
Executive Vice President,
Chief Financial Officer & Treasurer

Dated: November 19, 2013